SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2016
Galaxy Gaming, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-30653	20-8143439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6767 Spencer Street, Las Vegas, NV	89119
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 939-3254

_____________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

As discussed in previous filings, Galaxy Gaming, Inc. ("Galaxy") was plaintiff in arbitration proceedings pursuant to an asset purchase agreement Galaxy executed in September 2012 with Red Card Gaming, Inc. ("RCG"), for the purchase of all the rights, title and interest in and for the game known as High Card Flush and all associated intellectual property.
On February 4, 2016, Galaxy received notice the arbitration panel (the "Panel") issued an interim award (the "Interim Award"), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The Interim Award resulted in Galaxy's retention of all rights and privileges in the ownership of the product and trademark High Card Flush.  Additional briefing on the matter, relating to questions relating to attorneys' fees to be awarded, has been requested from the Panel by March 2, 2016.  After reviewing the briefs, the Panel will either rule on the briefs or will schedule oral argument.  Based on the Interim Award, Galaxy believes the final award to be issued by the Panel will not contain a material adverse effect to Galaxy.

Item 9.01 Financial Statements and Exhibits
Exhibit 99.1.  Interim Award of the Arbitrators dated February 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galaxy Gaming, Inc.

/s/ Gary A. Vecchiarelli
Gary A. Vecchiarelli
 Chief Financial Officer

Date: February 10, 2016